UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2015

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 2, 2015, Esperion Therapeutics, Inc. (the “Company”) entered into a Termination Agreement (the “Termination”) with Michigan Land Bank Fast Track Authority (the “Landlord”) which terminated the Michigan Life Science and Innovation Center Lease, dated as of October 2, 2008, by and between the Company and Michigan Life Science and Innovation Center, LLC, the Landlord’s predecessor in interest, pursuant to which the Company leased 3,045 square feet of laboratory space of the building located at 46701 Commerce Center Drive, Plymouth, Michigan (as amended, the “Plymouth Lease”). Pursuant to the Termination, the Plymouth Lease was terminated, effective retroactively on October 30, 2015 (the “Termination Date”), rather than April 30, 2017 as contemplated by the Plymouth Lease, with the Company having no further rent obligations to the Landlord pursuant to the Plymouth Lease after the Termination Date. The Company’s monthly base rent under the Plymouth Lease prior to its termination was $3,081.

The foregoing description of the Termination does not purport to be complete and is qualified in its entirety by reference to the Termination, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated December 2, 2015, by and between the Registrant and Michigan Land Bank Fast Track Authority.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2015	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated December 2, 2015, by and between the Registrant and Michigan Land Bank Fast Track Authority.